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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Shareholders

FirstCity Financial Corporation:


     We consent to use of and incorporation by reference in Post-effective Amendment No. 1 to the registration statement on Form S-4/S-3 of FirstCity Financial Corporation and subsidiaries of our report dated February 8, 1995, relating to the consolidated statements of income, stockholders' equity, and cash flows of J-Hawk Corporation and subsidiaries, the predecessor entity of FirstCity Financial Corporation, for the year ended December 31, 1994, which report appears in the December 31,1996 annual report on Form 10-K/A No. 3 of FirstCity Financial Corporation and subsidiaries.


                                      /s/ JAYNES, REITMEIER, BOYD & THERRELL,
                                                      P.C.

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Waco, Texas


October 8, 1997